UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 17, 2008
(Date of earliest event reported)

Maxim Integrated Products, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16538	94-2896096
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 San Gabriel Drive
Sunnyvale, California    94086
(Address of principal executive offices including zip code)

(408) 737-7600
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a).    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

     On January 31, 2007, Maxim Integrated Products, Inc. (the "Company") announced that it expected to restate its financial statements for the fiscal years 2000 through 2005 and the related interim periods through March 25, 2006 to record additional stock-based compensation expense for certain stock option grants under review. At that time the Company also announced that financial statements for fiscal years prior to 2000 may be restated due to possible process problems in the granting of stock options.

    On January 17, 2008, the Company announced that financial statements for fiscal years 1997 through 1999 will also be restated to record additional stock-based compensation expense for certain stock option grants. The Company expects to record additional non-cash compensation expense during fiscal years 1997 through Fiscal 2006 in the estimated range of $550 to $650 million on a pre-tax basis and $360 to $425 million on an after-tax basis. Accordingly, the financial statements, the related reports of its independent registered public accounting firms, and all earnings press releases and similar communications issued by the Company relating to the periods discussed above (fiscal years 1997 through 2005 and the related interim periods through March 25, 2006) should not be relied upon.

    The Company also announced that the scope of the stock option review will now include a review of stock options granted in years 1995 and 1996 and financial statements for these fiscal years and earlier periods may also need to be restated. The estimated completion date of the Company's restatement has been delayed from the first calendar quarter of 2008 to June 2008, but it cannot give assurances that it will meet this estimated completion date.

    The Company's authorized officers have discussed the matters disclosed in this filing with both the Company's current and former independent registered public accounting firms.

    The press release issued by the Company on January 17, 2008 announcing the matters described in this filing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.    Other Events.

    On January 17, 2008, the Company issued a press release announcing an update regarding its financial restatement project.

    A copy of the Company's press release relating to the foregoing is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Description
99.1	Press release issued by the Company on January 17, 2008.

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Maxim Integrated Products, Inc.

By: /s/ Bruce E. Kiddoo Bruce E. Kiddoo Vice President of Finance

Date: January 24, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by the Company on January 17, 2008. PDF provided as a courtesy